Exhibit 10.3

ADDENDUM AGREEMENT #3

This Addendum Agreement #3 (“Addendum”) is entered into effective January 5, 2015, as an addendum and modification to the Asset Purchase Agreement dated effective as of September 1, 2012 (“Asset Purchase Agreement”), Addendum Agreement dated March 31, 2013, and Addendum Agreement #2 dated June 6, 2014 all of which were entered into by and among Gwire Corporation, a Utah corporation (formerly RMR Corporation, the “Purchaser”), ActiveCare, Inc., a Delaware corporation (“ActiveCare”), Rapid Medical Response, LLC, a Utah limited liability company (“Rapid”), Orbit Medical Response, LLC, a Utah limited liability company (“Orbit”), and Green Wire, LLC, a Utah limited liability company (“Green Wire” with each of Rapid, Orbit and Green Wire a “Seller”, and collectively, the “Sellers”). The Purchaser and the Sellers are sometimes individually referred to herein as a “Party” and collectively as the “Parties.”  ADP Management Corporation, a Utah corporation (“ADP Management” as “Assignee”).

Recitals

A.           The Parties desire to enter into this Addendum to revise the pre-payment schedule set forth in the Asset Purchase Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions contained in the Asset Purchase Agreement and as hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:

1.           Definitions. The capitalized terms defined in the Asset Purchase Agreement shall have the same meaning and definition in this Addendum.

2.           Sale of Assets and Completion of Loan.  It is hereby agreed to that Sellers will release the collateralized assets and Purchaser will sell the collateralized assets consisting of all PERS customers (approximately 5,500) owned by Purchaser.

3.           Reduction of Outstanding Debt.  It is agreed that the debt owing to Sellers by Purchaser and ActiveCare, Inc will be reduced from approximately $973,000 in principle to $375,000 in principle.  Further, such amount shall bear an interest rate of 9% yearly until the principle is paid back in full.

4.           Monthly Payments and late fees.  Purchaser, Active Care Inc., or Assignee shall pay Sellers 15 monthly payments of $26,527.  All 15 payments including interest and applicable additional late interest shall be paid by ActiveCare, Inc. and shall be further personally guaranteed by David Derrick and Jeffrey Peterson.  The first payment will be due by 2/5/2015 and each subsequent payment will be due by the 5th of each month.  The payment will be considered late if the payment is received on or after the 6th of each month.  In the event any payment is late, the interest will be calculated at 28% while the payment is considered as late status.  Once payment status is not considered late, the note shall revert back to 9%.

[Signature pages follow.]

 IN WITNESS WHEREOF, the Parties have caused this Asset Purchase Agreement to be duly executed, as of the date first above written.

SELLERS
RAPID MEDICAL RESPONSE, LLC
By:
Name:
Title:
GREEN WIRE, LLC
By:
Name:
Title:

ORBIT MEDICAL RESPONSE, LLC
By:
Name:
Title:

PURCHASER GWIRE CORPORATION
By:
Name:
Title:

Personal Guaranty I, _____________, hereby agree to personally guaranty the principle, and interest contained within this addendum in the event of default.
By:
Name:
SSN:
Address

Personal Guaranty

I, _____________, hereby agree to personally guaranty the principle, and interest contained within this addendum in the event of default.

By:
Name:
SSN:
Address